Exhibit 23.5

               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As the independent public accountants for Houston Eye Associates, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 dated November 5, 1996 of Physicians Resource Group, Inc. of our report dated September 5, 1996 on our audit of the financial statements of Houston Eye Associates for the years ended December 31, 1995 and 1994.





                              Wallingford, McDonald, Fox & Co., P.C.


Houston, Texas
November 1, 1996